                                                                    EXHIBIT 12.1

                              PATHMARK STORES, INC.

                    STATEMENTS REGARDING COMPUTATION OF RATIO

                          OF EARNINGS TO FIXED CHARGES

                                 (in thousands)

                                                                    Fiscal Years
                                         -------------------------------------------------------------------
                                         1997            1996            1995            1994           1993
                                         ----            ----            ----            ----           ----
Earnings (loss) from continuing
  operations before taxes........     $  (44,891)     $  (34,369)     $   38,661      $   28,196      $  (33,074)
                                      -----------     -----------     ----------      ----------      -----------

Fixed charges:
    Interest expense.............        164,168         161,469         164,749         158,503         185,968
    Interest portion of rental
      expense(1).................         12,088          10,930          10,533          12,263          13,313
                                      -----------     -----------     ----------      ----------      -----------

         Total fixed charges.....        176,256         172,399         175,282         170,766         199,281
                                      -----------     -----------     ----------      ----------      -----------

Adjusted earnings before
  fixed charges..................     $  131,365      $  138,030      $  213,943      $  198,962      $  166,207
                                      -----------     -----------     ----------      ----------      -----------
                                      -----------     -----------     ----------      ----------      -----------

Ratio of earnings to fixed
  charges........................             --              --           1.22x           1.17x              --
                                      -----------     -----------     ----------      ----------      -----------
                                      -----------     -----------     ----------      ----------      -----------

Deficiency in earnings
  available to cover fixed
  charges........................     $   44,891      $   34,369      $       --      $       --      $   33,074
                                      -----------     -----------     ----------      ----------      -----------
                                      -----------     -----------     ----------      ----------      -----------
----------

(1) Represents the portion of rentals deemed representative of the interest included therein.